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                                                                    Exhibit 10.6

                              EMPLOYMENT CONTRACT
                              -------------------

     Employment Contract dated as of January 2, 1996, between Safelite GLASS Corp., a Delaware corporation ("Safelite"), and Poe A. Timmons, an individual ("Timmons").

                                    AGREEMENT
                                    ---------

     1. TERM. The term of this Employment Contract shall commence on the date hereof and shall expire on January 2, 1999, unless terminated earlier pursuant to the provisions set forth below. Notwithstanding the expiration or termination of the term of this Employment Contract, the provisions of sections 9 through 12 of this Employment Contract shall survive and continue to be in full force and effect.

     2. DUTIES. During the term of this Employment Contract, Timmons shall perform such duties as may be assigned to her by Safelite's Chief Financial Officer. It is contemplated that Timmons will serve as Safelite's Vice President
- Finance and Corporate Controller during the entire term of this Employment Contract. Timmons will use her best efforts to perform such duties to the best of her ability, and to the satisfaction of Safelite's Chief Financial Officer. In connection therewith, Timmons shall devote such time and effort to the performance of such duties as are necessary for the satisfactory performance thereof.

     3. COMPENSATION. As full consideration for the performance by Timmons of all of her obligations under this Employment Contract, Safelite shall make the payments and provide the benefits set forth below during the term of this Employment Contract:


          A. Annual Salary: One hundred ninety thousand dollars ($190,000.00) per year, payable in periodic installments in accordance with Safelite's policy relating to the payment of salaries generally. Said salary will be reviewed annually and may be increased or decreased (but not below one hundred ninety thousand dollars ($190,000.00) per year) by Safelite at that time.

          B. Annual Bonus: Timmons will be eligible to participate in any executive bonus plan adopted by Safelite for executives at her level during the term of this Employment Contract.

          C. Option Agreement: Timmons will be granted an option on Safelite's standard form to purchase eight thousand seven hundred and fifty-eight (8,758) shares of Class A Common Stock of Safelite at three dollars ($3.00) per share.

          D. Other: Such other benefits as may from time to time be provided generally to salaried associates of Safelite.

     4. PLACE OF PERFORMANCE. Timmons shall perform her duties under this Employment Contract at the executive offices of Safelite in Columbus, Ohio. It is understood that the

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duties assigned to Timmons may require travel. In such cases, Safelite will reimburse Timmons for reasonable expenses incurred by her in connection therewith in accordance with Safelite's policy with respect thereto.

     5. TERMINATION UPON DEATH OR DISABILITY. The term of this Employment Contract shall terminate upon the death or permanent disability of Timmons.

     6. TERMINATION BY SAFELITE FOR CAUSE. Safelite shall have the right to terminate the term of this Employment Contract by notice to Timmons if:

          A. Timmons breaches this Employment Contract, whether by violating ANY specific directions of Safelite's Chief Financial Officer, by failing or refusing to perform her duties under this Employment Contract, or otherwise;

          B. Timmons is convicted of any crime or offense involving money or other property of Safelite, or of any felony; or

          C. Timmons engages in any misconduct that could be injurious to Safelite in any respect.

     Safelite's right of termination as provided in this section shall be in addition to, and shall not affect its rights and remedies under, any other section of this Employment Contract, and such rights and remedies under such other sections shall survive the termination of this Employment Contract and Timmons' employment by Safelite hereunder. In the event of a termination of her employment pursuant to the terms of this section, Timmons shall have no right to receive any further compensation for any period subsequent to the effective date of such termination.

     7. TERMINATION BY SAFELITE WITHOUT CAUSE. Safelite shall have the right to terminate Timmons without cause upon notice thereof and the payment of an amount equal to the aggregate amount that she would have received for salary over the remaining term of this Employment Contract but for said termination calculated at the rate then in effect. Such termination shall not have any affect on any of the other terms and conditions of this Employment Contract, or upon Safelite's rights and remedies thereunder (nor shall it have any affect on any other agreements entered into between Safelite and Timmons).

     8. TERMINATION BY TIMMONS. Timmons shall have the right to terminate the term of this Employment Contract by notice to Safelite if:

          A.   Safelite breaches this Employment Contract; or

          B. If, following any change in the control of Safelite, Timmons' title, duties, responsibilities, or status are reduced without her consent; Timmons is assigned duties that are inconsistent with her office without her consent; or Timmons is required to relocate without her consent. For purposes of the foregoing, there shall be no change of control deemed

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               to have occurred if, immediately following the change in
               ownership in question, Neway Corp., Lear Siegler Partners, LS Partners, Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-II, Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-Ill, and their direct or indirect partners and any affiliates of any of the foregoing continue to own, directly or indirectly, an aggregate of more than fifty per cent (50%) of the outstanding shares of Class A Common Stock and Class B Common Stock of Safelite (treating Classes A and B as a single class).

     If Timmons terminates the term of this Employment Contract pursuant to subsection A or subsection B of this section, Safelite shall immediately pay Timmons an amount equal to the aggregate amount that she would have received for salary over the remaining term of this Employment Contract but for said termination calculated at the rate then in effect.

     No termination under this section shall have any affect on any of the other terms and conditions of this Employment Contract, or upon Safelite's rights and remedies thereunder (nor shall it have any affect on any other agreements entered into between Safelite and Timmons).

     9. NO DISPARAGEMENT. Timmons agrees that during the term of this Employment Contract and at all times thereafter she will refrain from making any disparaging remarks about Safelite or any of its officers, directors, employees, agents, representatives, affiliates, products, or services. It is understood and agreed, however, that this section is not intended to limit the right of Timmons to give nonmalicious and truthful testimony should she be subpoenaed to give testimony.

     10. SEVERABILITY. If any of the covenants contained herein or any part thereof are hereafter construed to be invalid or unenforceable, the remainder of this Employment Contract and any application of the other provisions of this Employment Contract shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     11. ENTIRE AGREEMENT; Choice of Law. This Employment Contract contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect to such subject. The internal laws of the state of Ohio without reference to its choice of law or conflicts of laws provisions shall govern the validity, interpretation, construction, performance, and enforcement of this Employment Contract.

     12. MISCELLANEOUS. No provision of this Employment Contract may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in a writing signed by Timmons and on behalf of Safelite by an officer other than Timmons specifically designated by the board of directors of Safelite. No waiver by either party hereto at any time of any breach by the other party hereto or of compliance with any condition or provision of this Employment Contract to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, have been made by either party with respect to the subject matter hereof that are not set forth expressly in this

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Employment Contract. This Employment Contract shall be binding upon and shall inure to the benefit of any successor or successors of Safelite.

     In witness whereof, this Employment Contract has been executed by the parties hereto in counterparts as of the date first written above.

SAFELITE:                                          TIMMONS:

Safelite Glass Corp.,                               /s/Poe A. Timmons
a Delaware corporation                             ----------------------------
                                                   Poe A. Timmons, individually

BY:/s/Garen K. Staglin
   -------------------------------
   Garen K. Staglin, its Chairman


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